SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) January 29, 1997


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated January 29, 1997
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




January 29, 1997









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







                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               January 29, 1997.














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

                                                      EXHIBIT 99



                                        Contact:  Susan Gaffney
                                                  (302) 774-2698




          Wilmington, Del., Jan. 29 -- DuPont reported record fourth quarter and full-year 1996 earnings per share citing excellent performance by upstream petroleum and strong Chemicals and Specialties volumes in the second half of the year.
          Fourth quarter 1996 earnings per share of $1.52 were $.39 higher than the fourth quarter 1995, marking the 11th consecutive quarter of record earnings for comparable quarters. Excluding 1995 nonrecurring charges of $.15 per share, earnings for the current quarter were up 19 percent from $1.28 per share earned in the fourth quarter 1995.
          Full year earnings were $6.47 per share compared to $5.61 per share in 1995. Excluding nonrecurring items from both years, 1996 earnings were $6.65 per share, up 14 percent from $5.81 per share in 1995.
          "This was another strong year for DuPont and the third consecutive year of record earnings. Upstream petroleum results increased 46 percent to $706 million and were a major con-tributor to our earnings growth," said John A. Krol, DuPont President and CEO. "In addition, we have taken a number of significant steps toward strengthening and positioning our busi-ness portfolio for profitable growth. DuPont employees are enthusiastic and committed to building our company."


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


          Krol also stated that the company has regained finan-cial flexibility by essentially completing repayment of the $8 billion of debt incurred in 1995 to redeem shares from Seagram and by repurchasing for $500 million the 156 million warrants issued to Seagram.
          Sales for the fourth quarter were $11.4 billion, up
10 percent from the prior year. This reflects a 26 percent increase in Petroleum sales, principally from higher crude oil and natural gas prices, and a 2 percent decrease in Chemicals and Specialties sales. Chemicals and Specialties sales were up 6 percent after adjusting for changes in business composition resulting from the divestiture of medical products businesses and forming the DuPont Dow Elastomers joint venture. Worldwide volume increased 10 percent reflecting 10 percent growth both inside and outside of the United States. These gains were partly offset by lower worldwide selling prices that averaged
4 percent below the fourth quarter 1995. Net income for the fourth quarter was $858 million, compared to $627 million earned in 1995. Excluding 1995 nonrecurring items, net income was up 21 percent.
          Petroleum segment full year sales were $20.2 billion, up 14 percent over last year. Crude oil prices averaged $20.11 per barrel for the period, 21 percent higher than last year. U.S. natural gas prices were 32 percent higher averaging $1.90 per thousand cubic feet, while worldwide gas prices increased

19 percent to $2.21 per thousand cubic feet. Crude oil production and natural gas deliveries increased 6 percent and 5 percent, respectively.
          Chemicals and Specialties sales for 1996 were $23.6 billion, down 4 percent, reflecting sales reductions from changes in business composition. Excluding the effect of these changes on reported sales, Chemicals and Specialties sales were up 2 percent versus 1995, reflecting 3 percent higher sales volume, partly offset by 1 percent lower average selling prices. U.S. prices were flat, while prices outside the United States averaged 3 percent lower, largely attributable to a stronger U.S. dollar. Outside the United States volume improved
4 percent, principally from growth in the Asia Pacific region. U.S. sales volume was up almost 3 percent.
          Total company sales for the year were $43.8 billion, up 4 percent from last year. Net income was $3.6 billion, up
10 percent from $3.3 billion earned in 1995.
          The following commentary compares results for the full year 1996 with 1995 for each industry segment, after adjusting sales for changes in business composition and excluding the earnings impact of nonrecurring items. Effective with the fourth quarter 1996, what was formerly the Diversified Busi-nesses segment has been split into two segments -- (1) a new "Life Sciences" segment comprised of the agricultural products and pharmaceuticals businesses, and (2) a Diversified Businesses segment consisting of the remaining businesses which include films, photopolymers and electronic materials, coal, and printing and publishing. This change has been made to recognize the increasing importance of the earnings contribution of Life Sciences and to focus more attention on a business segment that will be a key growth area in the future.
          Petroleum segment earnings were $901 million, up
$237 million or 36 percent, and the second highest in Conoco's history. Upstream earnings were a record $706 million, up
46 percent, attributable to stronger worldwide crude oil and U.S. natural gas prices as well as increased oil and gas volumes outside the United States. Exploration expenses increased $73 million, or 22 percent, from the prior year. Downstream earnings of $195 million were up $13 million, or 7 percent, reflecting gradually improving margins. U.S. downstream earnings of $107 million improved 24 percent while downstream earnings outside the United States were $88 million compared to $96 million in 1995. Costs associated with major refinery start-ups, facility shutdowns and refinery turnarounds reduced improvement in the second half of the year.
          Chemicals segment earnings were $584 million, down
9 percent from the $641 million earned last year, principally reflecting lower earnings from white pigments, partly offset by higher earnings from chemical intermediates. Segment results were also negatively affected by investment write-offs in the fourth quarter. Segment sales of $4.1 billion were 1 percent lower, reflecting 4 percent higher sales volume more than offset by 5 percent lower prices.
          Fibers segment earnings of $834 million were 8 percent above the $774 million earned in 1995. This is principally attributable to improved results for "Lycra" spandex, nonwovens and "Dacron" polyester. Sales of $7.2 billion were flat as average selling prices and sales volumes were essentially unchanged versus 1995.
          Earnings for the Polymers segment were $854 million, down 1 percent from $864 million in 1995. Increased earnings from automotive products, engineering polymers, and "Corian" were offset by a reduction in elastomers earnings due to formation of the DuPont Dow Elastomers joint venture. Segment sales of $6.7 billion were 4 percent above 1995, reflecting
4 percent higher volume and flat selling prices.
          Life Sciences segment earnings were $789 million, up 21 percent from $651 million in 1995. This reflects earnings improvement from both pharmaceuticals and agricultural products. The increase in pharmaceuticals earnings was largely due to a more favorable allocation of operating income to DuPont from the DuPont Merck Pharmaceutical joint venture. These allocations totaled $186 million after tax in 1996, compared to $111 million after tax in 1995, and are now completed in accordance with the venture agreement. Segment sales were $2.5 billion, up
6 percent and reflect only the agricultural products business. Only earnings are reported for pharmaceuticals. Segment sales reflect 9 percent higher volume, partly offset by 3 percent lower prices.
          Diversified Businesses earnings were $157 million, down 41 percent. This is principally due to the absence of medical products earnings resulting from businesses that were divested during the year, and lower printing and publishing earnings. Partly offsetting were higher earnings from electronic materials and coal. Segment sales were $3.1 billion, up 2 percent, reflecting flat selling prices and 2 percent higher sales volume.
            "The double-digit Chemicals and Specialties volume growth in the fourth quarter gives us momentum moving into the new year," said Krol. "Petroleum is also well positioned given major refinery upgrades completed in 1996 and reasonably strong upstream market conditions. On balance, we expect 1997 to be another strong year."




1/29/97











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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                               Three Months Ended           Year Ended
CONSOLIDATED INCOME STATEMENT<Fa>                                 December 31               December 31
------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                         1996       1995           1996       1995
------------------------------------------------------------------------------------------------------------
SALES ...................................................      $11,407    $10,385        $43,810    $42,163
Other Income ............................................          280        294          1,383      1,099
                                                               -------    -------        -------    -------
    Total ...............................................       11,687     10,679         45,193     43,262
                                                               -------    -------        -------    -------

Cost of Goods Sold and Other Expenses ...................        8,553      7,930         32,618     31,066
Selling, General and Administrative Expenses ............          750        750          2,856      2,995
Depreciation, Depletion and Amortization ................          735        785          2,621      2,722
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties .................          169        110            404        331
Interest and Debt Expense ...............................          166        197            713        758
                                                               -------    -------        -------    -------
    Total ...............................................       10,373      9,772         39,212     37,872
                                                               -------    -------        -------    -------
EARNINGS BEFORE INCOME TAXES ............................        1,314        907          5,981      5,390
Provision for Income Taxes ..............................          456        280          2,345      2,097
                                                               -------    -------        -------    -------

NET INCOME ..............................................      $   858    $   627        $ 3,636    $ 3,293
                                                               =======    =======        =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fb> ..................      $  1.52    $  1.13        $  6.47    $  5.61
                                                               =======    =======        =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK .....................      $   .57    $   .52        $  2.23    $  2.03
                                                               =======    =======        =======    =======

<Fa> Certain reclassifications of 1995 data have been made to conform to 1996 classifications.
<Fb> Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                     Three Months Ended      Year Ended
                        December 31          December 31
                     ------------------      -----------

           1996         563,042,537          560,675,296
           1995         555,367,995          585,107,476




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                               Three Months Ended            Year Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                         December 31                December 31
---------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                          1996       1995          1996           1995
---------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ...............................................    $ 1,041    $ 1,006       $ 4,141        $ 4,181
Fibers ..................................................      1,903      1,801         7,204          7,215
Polymers ................................................      1,628      1,716         6,699          7,037
Petroleum ...............................................      5,617      4,468        20,166         17,660
Life Sciences ...........................................        472        431         2,472          2,322
Diversified Businesses ..................................        746        963         3,128          3,748
                                                             -------    -------       -------        -------
    Total ...............................................    $11,407    $10,385       $43,810        $42,163
                                                             =======    =======       =======        =======

AFTER-TAX OPERATING INCOME<Fa><Fb>
--------------------------
Chemicals ...............................................    $   138    $   149       $   563<Fc>    $   651<Fd>
Fibers ..................................................        241        182           802<Fc>        805<Fd>
Polymers ................................................        199        172<Fe>       909<Ff>        829<Fe>
Petroleum ...............................................        213         79<Fg>       860<Fh>        619<Fg>
Life Sciences ...........................................        139        121           679<Fi>        588<Fi>
Diversified Businesses ..................................          6         52           205<Fj>        252
                                                             -------    -------       -------        -------
    Total ...............................................        936        755         4,018          3,744

Interest and Other Corporate
  Expenses Net of Tax ...................................        (78)      (128)         (382)          (451)
                                                             -------    -------       -------        -------

NET INCOME ..............................................    $   858    $   627       $ 3,636        $ 3,293
----------                                                   =======    =======       =======        =======

<Fa> Effective in the first quarter of 1996, the amortization of capitalized interest associated with property, plant and equipment is included in After-Tax Operating Income versus the previous practice of including such amortization in Interest and Other Corporate Expenses Net of Tax. Prior period data have been reclassified for comparative purposes. This change has no effect on Net Income.
<Fb> 1995 includes, from the third quarter, a charge of $24 for printing and publishing operations, principally for employee separation costs in Europe, a litigation provision of $13 related to a previously sold business, and adjustments in estimates associated with the third quarter 1993 restructuring charge, which result in the following net (charges)/benefits:
          Chemicals                 $  3
          Fibers                       4
          Polymers                     3
          Diversified Businesses     (12)
                                    ----
                                    $ (2)
                                    ----

[FN]
<Fc> The Chemicals and Fibers segments include a charge of $21 and $32, respectively, principally for employee separation costs in the United
     States.
<Fd> The Chemicals and Fibers segments also include a benefit of $7 and $27, respectively, principally an adjustment of estimates associated with the third quarter 1993 restructuring charge.
<Fe> Includes a charge of $38 for costs to settle certain plumbing systems litigation.
<Ff> Includes a gain of $55 associated with the formation of the DuPont Dow
     Elastomers joint venture.
<Fg> Includes a charge of $45 for write-down of certain North American and
     European assets.
<Fh> Includes charges of $63 for write-down of investment in a European natural gas marketing joint venture, and $22, principally, for employee separation costs in the United States, partly offset by a net benefit of $44 related to environmental insurance recoveries.
<Fi> Includes a charge of $110 and $63 associated with "Benlate" 50 DF fungicide recall for the year ended December 31, 1996 and 1995, respectively.
<Fj> Includes gains of $41 from the sale of certain medical products businesses and $33 related to sale of stock received in connection with the previously sold connector systems business, and a charge of $26, principally employee separation costs outside the United States, associated with the printing and publishing business.





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                         After-Tax Operating Income
                                                             --------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                      Three Months Ended            Year Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                            December 31                December 31
---------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                          1996       1995          1996           1995
---------------------------------------------------------------------------------------------------------------
Chemicals ...............................................     $  138     $  149        $  584         $  641
Fibers ..................................................        241        182           834            774
Polymers ................................................        199        210           854            864
Petroleum ...............................................        213        124           901            664
Life Sciences ...........................................        139        121           789            651
Diversified Businesses ..................................          6         52           157            264
                                                              ------     ------        ------         ------

    Total ...............................................     $  936     $  838        $4,119         $3,858

Less:  Interest and Other Corporate Expenses
  Net of Tax ............................................        (78)      (128)         (382)          (451)
                                                              ------     ------        ------         ------

    Total ...............................................     $  858     $  710        $3,737         $3,407
                                                              ======     ======        ======         ======









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